Exhibit 99.1

NEWS RELEASE
Dynegy Inc.	• 601 Travis Street	• Suite 1400	• Houston, Texas	• 77002	• www.dynegy.com

FOR IMMEDIATE RELEASE	NR13-07

DYNEGY LAUNCHES REFINANCING

HOUSTON (March 28, 2013) — Dynegy Inc. (NYSE:DYN) has launched the syndication of new credit facilities to refinance existing term loans.  As part of the syndication process, the Company will host a bank meeting with potential lenders on Tuesday, April 2, 2013 in New York, NY with the goal of completing the refinancing by mid-April.

ABOUT DYNEGY

Dynegy’s subsidiaries produce and sell electric energy, capacity and ancillary services in key U.S. markets. The Dynegy Power, LLC power generation portfolio consists of approximately 6,771 megawatts of primarily natural gas-fired intermediate and peaking power generation facilities. The Dynegy Midwest Generation, LLC portfolio consists of approximately 2,980 megawatts of primarily coal-fired baseload power plants.

This press release contains statements reflecting assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements,” particularly those statements concerning Dynegy’s ability to refinance existing term loans and completion of refinancing by mid-April. Discussion of risks and uncertainties that could cause actual results to differ materially from current projections, forecasts, estimates and expectations of Dynegy is contained in Dynegy’s filings with the Securities and Exchange Commission (the “SEC”). Specifically, Dynegy makes reference to, and incorporates herein by reference, the section entitled “Risk Factors” in its 2012 Form 10-K. Any or all of Dynegy’s forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and other factors, many of which are beyond Dynegy’s control.

Dynegy Inc. Contacts: Media: Katy Sullivan, 713.767.5800; Analysts: 713.507.6466